INDEPENDENT CONTRACTOR PROPRIETARY INFORMATION

AND INVENTIONS AGREEMENT

In consideration of my independent contractor relationship with Naturade, Inc., a Delaware corporation (the “Company”) and my compensation from the Company, I, David Brown, hereby agree as follows:

1. Proprietary Information. I understand that the Company possesses and will possess Proprietary Information that is important to its business. “Proprietary Information” is information (whether conveyed orally, in writing or otherwise) that was or will be developed, created, or discovered by or on behalf of the Company, or that became or will become known by, or was or is conveyed to the Company, that has or could have commercial value in the Company’s business, unless (a) the information is or becomes publicly known through lawful means; (b) the information is disclosed to me without confidential or proprietary restriction by a third party who rightfully possesses the information (without confidential or proprietary restriction) and who did not learn of it directly or indirectly from the Company or (c) was previously known to me.

Proprietary Information includes, without limitation, any Company Inventions (as defined below) and any information relating to (i) client/customer lists, vendor lists or other lists or compilations containing client, customer or vendor information; (ii) information about products, proposed products, research, product development, techniques, processes, costs, profits, markets, marketing plans, strategies, forecasts, sales or commissions; (iii) plans for the future development of new product concepts; (iv) manufacturing techniques or processes, documents, books, papers, drawings, schematics, models, sketches, computer programs, databases or other data, including electronic data recorded or retrieved by any means; (v) the compensation, performance and terms of employment of other employees; (vi) all other information that has been or will be given to me in confidence by the Company (or any affiliate); (vii) software in various stages of development, and any designs, drawings, schematics, specifications, techniques, models, data, source code, algorithms, object code, documentation, diagrams, flow charts, research development, processes and procedures relating to any software; and (viii) any information that the Company obtains from another party that it treats as proprietary or designates as Proprietary Information.

At all times, both during my independent contractor relationship with the Company and after its termination, I will not, directly or indirectly, use, make available, sell, disclose or otherwise communicate to any third party, other than in my assigned duties for the benefit of the Company, any Proprietary Information. I am aware that the unauthorized disclosure of Proprietary Information may be highly prejudicial to the Company’s interests, an invasion of privacy, and an improper disclosure of trade secrets. Without limiting the foregoing, I shall not make copies of, or otherwise reproduce, Proprietary Information unless authorized by the Company for reproduction.

2. Company Materials. “Company Materials” are documents or other media or tangible items that contain or embody Proprietary Information or any other information concerning the business, operations or plans of the Company, whether such documents have been prepared by me or by others. “Company Materials” include, without limitation, blueprints, drawings, photographs, charts, graphs, notebooks, customer lists, computer software, media or printouts, sound recordings and other printed, typewritten or handwritten documents, as well as samples, prototypes, models, products and the like.

3. Intellectual Property.

3.1 All Proprietary Information and all right, title and interest in and to any Company patents, patent rights, copyrights, trademark rights, mask work rights, trade secret rights, and all other intellectual and industrial property and proprietary rights that currently exist or may exist in the future anywhere in the world (collectively, “Rights”) in connection therewith shall be the sole property of the Company. I hereby assign to the Company any Rights I may have or acquire in such Proprietary Information.

3.2 I acknowledge and agree that I have no expectation of privacy with respect to the Company’s telecommunications, networking or information processing systems (including, without limitation, stored company files, e-mail messages and voice messages) and that my activity and any files or messages on or using any of those systems may be monitored at any time without notice. I further agree that any property situated on the Company’s premises and owned by the Company, including disks and other storage media, filing cabinets or other work areas, is subject to inspection by Company personnel at any time with or without notice. All Company Materials shall be the sole property of the Company. I agree that during my independent contractor relationship with the Company, I will not remove any Company Materials from the business premises of the Company or deliver any Company Materials to any person or entity outside the Company, except as I am required to do in connection with performing the duties of my engagement as an independent contractor. I recognize that the unauthorized taking of any Proprietary Information may be a crime under the Cal. Penal Code §499c or comparable laws of other states or the United States, and may also result in civil liability under Sections 3426.1 through 3426.11 of the California Civil Code, or comparable laws of other states. I further agree that, immediately upon the termination of my engagement as an independent contractor by me or by the Company for any reason, or for no reason, or during my engagement as an independent contractor if so requested by the Company, I will return all Company Materials, apparatus, equipment and other physical property, or any reproduction of such property, excepting only (a) my personal copies of records relating to my compensation; (b) my personal copies of any materials previously distributed generally to stockholders of the Company; and (c) my copy of this Independent Contractor Proprietary Information and Inventions Agreement (this “Agreement”).

3.3 I agree that all “Inventions” (which term includes patentable or non-patentable inventions, original works of authorship, derivative works, trade secrets, trademarks, copyrights, service marks, mask works, discoveries, patents, technology, algorithms, computer software, application programming interfaces, protocols, formulas, compositions, ideas, designs, processes, techniques, know-how, data and all improvements, rights and claims related to the foregoing), made, conceived, reduced to practice or developed by me or on my behalf (in whole or in part, either alone or jointly with others) within the course and scope of my engagement as an independent contractor, shall be the sole property of the Company. I hereby assign, without further consideration, all such Inventions (“Company Inventions”) to the Company (free and clear of all liens and encumbrances), and the Company shall be the sole owner of all Rights in connection therewith.

I acknowledge that all original works of authorship which have been made and which are made by me (in whole or in part, either alone or jointly with others) within the course and scope of my work as an independent contractor for the Company and which are protectable by copyright are “works made for hire,” as defined in the United States Copyright Act (17 USCA, Section 101). I have not disclosed and will not disclose Inventions covered by this Section 3.3 to any person outside the Company, unless I am requested to do so by management personnel of the Company.

3.4 I have maintained and agree to maintain adequate and current written records on the development of all Company Inventions and have disclosed and agree to disclose promptly to the Company all Company Inventions and relevant records, which records will remain the sole property of the Company. I further agree that all information and records pertaining to any idea, process, trademark, service mark, invention, technology, computer program, original work or authorship, design, formula, discovery, patent, or copyright that I do not believe to be a Company Invention, but is conceived, developed, or reduced to practice by me (in whole or in part, either alone or jointly with others) within the course and scope of my engagement as an independent contractor, shall be promptly disclosed to the Company (such disclosure to be received in confidence). The Company shall examine such information to determine if in fact the ideas, process, or invention, etc., constitutes a Company Invention and is therefore subject to assignment under Section 3.3.

3.5 I agree to perform, during and after my engagement as an independent contractor, all acts deemed necessary or desirable by the Company to permit and assist it, at the Company’s expense (which shall include separate reasonable compensation to me for such actions I may be requested to take after the termination of my engagement as an independent contractor), in evidencing, perfecting, recording, obtaining, maintaining, defending and enforcing Rights and/or my assignment with respect to Company Inventions in any and all countries. Such acts may include, without limitation, execution of documents and assistance or cooperation in legal proceedings. Should the Company be unable to secure my signature on any document necessary to apply for, prosecute, obtain, enforce or defend any Rights relating to any assigned Invention, whether due to my mental or physical incapacity or any other cause, I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents, as my agents and attorneys-in-fact, with full power of substitution, to act for and in my behalf and instead of me, to execute and file any documents and to do all other lawfully permitted acts to further the above purposes with the same legal force and effect as if executed by me.

3.6 Any assignment of copyright hereunder (and any ownership of a copyright as a work made for hire) includes all rights of paternity, integrity, disclosure and withdrawal and any other rights that may be known as or referred to as “moral rights” (collectively, “Moral Rights”). To the extent such Moral Rights cannot be assigned under applicable law and to the extent the following is allowed by the laws in the various countries where Moral Rights exist, I hereby waive such Moral Rights and consent to any action of the Company that would violate such Moral Rights in the absence of such waiver and consent. I will confirm any such waivers and consents from time to time as reasonably requested by the Company.

3.7 I agree that I will not incorporate in any way, or permit to be incorporated in any way, any Inventions made, conceived, reduced to practice or developed by me (in whole or in part, either alone or jointly with others) either: (a) prior to or (b) outside the course and scope of my engagement as an independent contractor for the Company (“Prior Inventions”). Notwithstanding the foregoing, I hereby grant the Company a royalty-free, nonexclusive, perpetual, irrevocable, transferable, worldwide license (with rights to sublicense through multiple tiers of sublicense) to practice all Rights relating to any Prior Inventions (or other Inventions that are not assigned or assignable to Company hereunder) that become incorporated in any way, or I permit to be incorporated in any way, in any Company Inventions or any other Company technology or products.

4. Former Employer Information. I agree that I will not, during my engagement as an independent contractor by the Company, improperly use or disclose any confidential information, proprietary information or trade secrets of my former or concurrent employers. I agree that I will not bring onto the premises of the Company any document or any property belonging to my former employers unless consented to in writing by them if such conduct would constitute a breach of my obligations to such former employees. I represent and warrant that I have returned all property and confidential information belonging to all prior employers.

5. Non-Solicitation of Customers and Vendors. I acknowledge that pursuit of the activities forbidden by this Section 5 would necessarily involve the use or disclosure of Proprietary Information in breach of this Agreement, but that proof of such breach would be extremely difficult. Therefore, I agree that for the term of this Agreement and for a period of twelve (12) months after termination of my engagement as an independent contractor, I shall not, directly or indirectly, for myself or any third party or entity, encourage, induce or solicit any such customer or any vendor to terminate its relationship with the Company.

6. Non-Solicitation of Employees. I agree that for a period of twelve (12) months following the termination of my engagement as an independent contractor, I will not, directly or directly, on behalf of myself or any other person or entity, solicit (other than through a general advertisement not directed to any such person) the services of any person who was employed by the Company on the date of my termination of my engagement as an independent contractor or at any time during the six (6) month period prior to the termination of my engagement as an independent contractor.

7. Non-Competition. I agree that during my engagement as an independent contractor, with respect to retail sales channels, I will not engage in any employment, business, or activity that engages in the manufacture, sale, provision or distribution of any Products as defined in the Asset Purchase Agreement dated as of July      , 2005 by and among Symco, Incorporated, Symbiotics, Inc. and Quincy Investments Corp. The Company expressly acknowledges that nothing in this Section 7 shall apply to me with respect to business operations in network or multi-level marketing channels. The provisions of this Section 7 shall apply both during normal working hours and at all other times including, without limitation, nights, weekends and vacation time, while I am engaged as an independent contractor by the Company.

8. No Conflict with Obligations to Third Parties. I represent that my performance of all the terms of this Agreement has not breached and will not breach any agreement to keep in confidence proprietary or confidential information acquired by me in confidence or in trust prior to my engagement as an independent contractor by the Company. I have not entered into, and I agree I will not enter into, any agreement either written or oral in conflict herewith or in conflict with my engagement as an independent contractor by the Company. The performance of this Agreement does not and will not violate any applicable law, rule or regulation or any proprietary or other right of any third party.

9. Remedies; Waiver. I recognize that nothing in this Agreement is intended to limit any remedy of the Company under the California Uniform Trade Secrets Act. I recognize that my violation of this Agreement could cause the Company irreparable harm, the amount of which may be extremely difficult to estimate, making any remedy at law or in damages inadequate. Therefore, I agree that the Company shall have the right to apply to any court of competent jurisdiction for an order restraining any breach or threatened breach of this Agreement and for any other relief the Company deems appropriate. This right shall be in addition to any other remedy available to the Company. I ALSO ACKNOWLEDGE AND UNDERSTAND THAT I SHALL NOT, UNDER ANY CIRCUMSTANCE, HAVE ANY RIGHT TO SEEK OR ATTEMPT TO SEEK ANY INJUNCTIVE RELIEF AGAINST THE COMPANY WITH RESPECT TO ANY BREACH OR THREATENED BREACH OF THIS AGREEMENT, AND I HEREBY WAIVE ANY AND ALL SUCH RIGHTS AGAINST THE COMPANY.

10. Indemnity. I agree to indemnity and hold harmless the Company, its affiliates and their respective directors, officers, employees, agents, representatives and interest holders from and against any and all claims, joint or several, that result from my material breach of, or material failure to perform any of, my representations, warranties, covenants or obligations in this Agreement.

11. Survival. I agree that my obligations under Sections 1, 3, 5, 6, 8 through 18 of this Agreement shall continue in effect after termination of my engagement as an independent contractor by the Company, regardless of the reason or reasons for termination, and whether such termination is voluntary or involuntary on my part, and that the Company is entitled to communicate my obligations under this Agreement to any future employer or potential employer of mine.

12. Controlling Law; Venue; Severability. I agree that the sole jurisdiction and venue for actions related to the subject matter hereof shall be the state and federal courts located in the County of Orange or Los Angeles, California. I further agree that if one or more provisions of this Agreement are held to be illegal or unenforceable under applicable California law, such illegal or unenforceable portion(s) shall be limited or excluded from this Agreement to the minimum extent required so that this Agreement shall otherwise remain in full force and effect and enforceable in accordance with its terms.

13. Successors and Assigns. This Agreement shall be binding upon me, my heirs, executors, assigns, and administrators and shall inure to the benefit of the Company, its subsidiaries, successors and assigns. The failure, whether purposeful or otherwise, to exercise in any instance any right, power or privilege under this Agreement or under law shall not constitute a waiver of any other right, power or privilege, nor of the same right, power or privilege in any other instance.

14. Entire Agreement/Modification. The terms of this Agreement (including all attached Exhibits, which are incorporated herein by this reference) are the final expression of my agreement with respect to its subject matter and may not be contradicted by evidence of any prior or contemporaneous agreement. This Agreement can only be modified by a subsequent written agreement executed by an officer of the Company and me.

15. Integration. This Agreement supersedes all, and may not be contradicted by evidence of any, other prior and contemporaneous agreements and statements on these subjects. If any practices, policies, or procedures of the Company, now or in the future, that apply to me are inconsistent with the terms hereof, the provisions of this Agreement shall control unless changed in writing by the Company.

16. Nature of Relationship. This Agreement is not an employment agreement. The Company may terminate my engagement as an independent contractor with it at any time, with or without cause, in accordance with the terms of that consulting agreement by and between myself and the Company of even date herewith.

17. Construction. This Agreement shall be construed as a whole, according to its fair meaning, and not in favor of or against any party. By way of example and not limitation, this Agreement shall not be construed against the party responsible for any language in this Agreement. The headings of the paragraphs hereof are inserted for convenience only, and do not constitute part of and shall not be used to interpret this Agreement.

18. Rights Cumulative. The rights and remedies provided hereby to the Company are cumulative, and the exercise of any right or remedy by the Company, whether pursuant hereto, to any other agreement, or to law, shall not preclude or waive the Company’s right to exercise any or all other rights and remedies.

I HAVE READ THIS AGREEMENT CAREFULLY AND I UNDERSTAND AND ACCEPT THE OBLIGATIONS WHICH IT IMPOSES UPON ME WITHOUT RESERVATION. I HAVE HAD THE OPPORTUNITY TO CONSULT LEGAL COUNSEL IN REGARD TO THIS AGREEMENT AND AM FULLY AWARE OF ITS LEGAL EFFECT. I HAVE ENTERED INTO THIS AGREEMENT FREELY AND VOLUNTARILY AND BASED ON MY OWN JUDGMENT. NO PROMISES OR REPRESENTATIONS HAVE BEEN MADE TO ME TO INDUCE ME TO SIGN THIS AGREEMENT.

Date: August 3, 2005	/S/David Brown
Independent Contractor Signature

David Brown

Name (type or print)

Accepted and Agreed to:

Naturade, Inc.

By:/s/Stephen M. Kasprisin

Name: Stephen M. Kasprisin

Title: CFO